UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2006

NMT Medical, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21001	95-4090463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Wormwood Street Boston, Massachusetts	02210-1625
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 737-0930

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In 1999, NMT Medical, Inc., a Delaware corporation (the “Company”), filed a complaint against AGA Medical Corporation, a Minnesota corporation (“AGA”), claiming that AGA manufactured and distributed a septal occlusion device that violated U.S. patent No. 5,108,420 (the “Patent”). The Company is the exclusive licensee of this Patent, which was issued to Dr. Lloyd A. Marks (“Marks”) in 1992. Following filing of this complaint, AGA filed a complaint against the Company relating to the same matter. Each of these complaints is currently pending before the United States District Court for the District of Massachusetts.

On March 24, 2006, the Company entered into a Settlement and Mutual General Release Agreement (the “Agreement”) with Marks and AGA (the Company, Marks and AGA, collectively, the “Parties”).

Pursuant to the terms of the Agreement and in exchange for an aggregate cash payment of $30 million from AGA to the Company, the Parties agreed to:

•	dismiss with prejudice all of the claims each had against the other in these two lawsuits;
•	provide each other with general mutual releases relating to these claims; and
•	covenant not to sue each other in connection therewith.

In addition, pursuant to the Agreement, the Company agreed to (i) grant a non-exclusive irrevocable, nonexclusive, fully paid-up, world-wide right and sublicense to use the Patent in connection with any products or processes that fall within the scope of any valid claim (as defined in the Agreement) of the Patent and (ii) abide by certain other covenants attendant to the license and the release contemplated by the Agreement.

Pursuant to the terms of the license agreement between Marks and the Company, the $30 million payment made by AGA to the Company pursuant to the Agreement will be shared equally by Marks and the Company, after reimbursement of the Company’s legal fees and expenses incurred in connection with the lawsuits with AGA.

Item 8.01. Other Events.

On March 28, 2006, the Company announced that it had entered into the Agreement with AGA. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMT MEDICAL, INC.

Date:  March 29, 2006

By:  /s/    RICHARD E. DAVIS

        Richard E. Davis

        Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by NMT Medical, Inc. dated March 28, 2006.